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                                                                   EXHIBIT 10.24

                             RENTX INDUSTRIES, INC.

                       STOCK  OPTION  PLAN FOR EMPLOYEES


ARTICLE 1:  DEFINITIONS

1.1  BOARD.  The Board is the board of directors of the Company.

1.2 CODE. The Code is the Internal Revenue Code of 1986, as it may be amended.

1.3 COMMITTEE. The Committee is a committee of the Board consisting solely of two or more Non-Employee Directors selected by the Board.

1.4 COMPANY. The Company is RentX Industries, Inc., a Delaware corporation, and its successors and assigns.

1.5 FAIR MARKET VALUE. The Fair Market Value of a share of Stock is the closing price of the Stock on the principal exchange on which the Stock is traded, or, if the Stock is not traded on an exchange, as reported by NASDAQ, or, if the closing price of the Stock is not reported by NASDAQ, the average of the high bid and low asked prices for the Stock, as reported by NASDAQ or any other accepted source selected by the Committee, or, if Fair Market Value cannot be determined by any of the foregoing means, the fair market value of the Stock as determined by the Committee in good faith by any reasonable means.

1.6 GRANT DATE. The Grant Date is the date when a Stock Option is granted, as determined under 4.3.

1.7 INCENTIVE STOCK OPTION. An Incentive Stock Option means a Stock Option designated as such at the time of grant and granted in accordance with the requirements of Code Section 422.

1.8 KEY EMPLOYEE. A Key Employee is an employee of the Company or any Subsidiary whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary, as determined by the Committee. A Key Employee may be a member of the Board who is also an employee of the Company or a Subsidiary.

1.9 NON-EMPLOYEE DIRECTOR. A Non-Employee Director is a member of the Board who: (i) is not a current employee or officer of the Company or a parent or Subsidiary of the Company, (ii) does not receive compensation in excess of $60,000 during the taxable year (other than benefits under a tax-qualified retirement plan), either directly or indirectly, from the Company or a parent or Subsidiary of the Company for services rendered as a consultant or in any other capacity, other than as a director, (iii) does not
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possess an interest in any other transaction involving the Company for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities and Exchange Commission, and (iv) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K. Generally, if any relationship or transaction would prevent such Board member from being an "outside director" with respect to the Company for purposes of Code Section 162(m) and the regulations thereunder, such member will not be considered a Non-Employee Director.

1.10 NON-STATUTORY STOCK OPTION. A Non-Statutory Stock Option means any Stock Option other than an Incentive Stock Option.

1.11 OPTIONEE. An Optionee is a Key Employee to whom the Committee has granted a Stock Option.

1.12 PARENT. A Parent is any corporation which owns, directly or indirectly, at least 50% of the Company's outstanding Stock.

1.13 PLAN. The Plan is this Stock Option Plan for Employees of the Company, as it may be amended.

1.14 SECURITIES ACT. The Securities Act in the Securities Act of 1933, as from time to time amended, or any functional successor to that act, and the regulations of the Securities and Exchange Commission thereunder.

1.15 STOCK. Stock is the authorized $.01 par value Common Stock of the Company.

1.16 STOCK OPTION. A Stock Option is the right granted to an Optionee under this Plan to acquire Stock pursuant to the Optionee's Stock Option Agreement.

1.17 STOCK OPTION AGREEMENT. A Stock Option Agreement is the contract under which an Optionee is given the right to acquire Stock pursuant to this Plan.

1.18 STOCK OPTION PRICE. The Stock Option Price is the exercise price established by the Committee with respect to an Optionee's Stock Option.

1.19 SUBSIDIARY. A Subsidiary is any corporation in which the Company owns, directly or indirectly, at least 50% of the total voting power and value of its stock.





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ARTICLE 2:  PURPOSE AND TAX STATUS

2.1 PURPOSE. The purpose of this Plan is to enable the Company to attract and retain Key Employees by giving them an opportunity to acquire a proprietary interest in the Company and thereby create a more direct interest in the future success of the Company.

2.2 TAX STATUS. The Stock Options granted under this Plan shall be either Incentive Stock Options or Non-Statutory Stock Options, in the discretion of the Committee. Each Stock Option Agreement shall specify whether the Stock Options granted thereby are Incentive Stock Options or Non-Statutory Stock Options. The Committee may grant either or both types of Stock Options to any Optionee. If a Stock Option granted as an Incentive Stock Option fails for any reason to qualify as such under the Code, in whole or in part, it shall be deemed an Incentive Stock Option to the extent it does so qualify and a Non-Statutory Option to the extent it does not so qualify.

2.3 INTERPRETATION. This Plan and any Stock Option Agreement, as well as all questions arising thereunder, shall be interpreted and answered in the manner consistent with the Code and applicable Treasury Regulations.


ARTICLE 3:  ADMINISTRATION

3.1 COMMITTEE.  The Plan shall be administered by the Committee.

3.2 AUTHORITY OF COMMITTEE. The Committee shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan and to adopt such rules and regulations as it may deem necessary in order to administer the Plan. Without limitation, but subject to the provisions of the Plan, the Committee is authorized to:

[a]    Direct the grant of Stock Options;

[b] Determine the identity of Key Employees who shall be granted Stock Options, the Grant Date, and the number of shares of Stock to be covered by such Stock Options;

[c] Determine the Stock Option Price, which shall not be less than 85% of the Fair Market Value of the Stock on the Date of Grant;

[d] Determine the manner and the times at which the Stock Options shall be exercisable, including the discretion to accelerate the exercisability of any Stock Option at any time and for any reason;





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[e]    Determine other conditions and limitations, if any, on each Stock Option granted under this Plan (which need not be identical, but which shall comply with the terms of this Plan);

[f] Prescribe the form or forms of the Stock Option Agreements and any restrictions imposed on the Stock and of any other instruments required under this Plan and to change such forms from time to time;

[g] Waive compliance (either generally or in any one or more particular instances) by an Optionee with the requirements of any Stock Option Agreement or any rule or regulation with respect to a Stock Option, subject to the terms of this Plan;

[h] Impose restrictions, or waive any restrictions imposed, with respect to the transferability or voting of Stock acquired by the exercise of Stock Options; and

[i] Decide all questions and settle all controversies and disputes which may arise in connection with this Plan or any Stock Option Agreement, and cure any defect, supply any omission or reconcile any inconsistency therein.

3.3 ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. In addition to any other rights of indemnification, each Committee member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Plan and any Stock Option granted under it. This indemnification shall further extend to all amounts paid by any Committee member either in a settlement approved by independent legal counsel selected by the Committee or pursuant to a judgment in any such action, suit or proceeding, provided that the Committee member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Committee under this Plan may be made without notice or meeting of the Committee in a writing signed by all members of the Committee.


ARTICLE 4:  GRANT OF STOCK OPTION

4.1 SHARES AVAILABLE. There shall be 277,000 shares of Stock available for issuance under this Plan. All shares underlying Stock Options granted under this Plan which for any reason are not exercised prior to option expiration, or which are otherwise cancelled or forfeited, shall be available for granting of further Stock Options under this Plan.

4.2 PARTICIPATION. Grants of Stock Options may be made to any Key Employee. In determining Key Employees and selecting Optionees in its discretion, the Committee





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shall consider granting Stock Options to those individuals whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary. Individuals who have been granted Stock Options may, if otherwise eligible, be granted additional Stock Options.

4.3 GRANT DATE. With respect to each Stock Option, the Grant Date is the date when the Committee approves the Stock Option grant as specified in the Committee resolution containing such approval.

4.4 NOTICE. Notice of the grant of a Stock Option shall be given to the Optionee within a reasonable time.

4.5 AGREEMENT. Each Stock Option shall be evidenced by a written Stock Option Agreement, signed on behalf of the Company, containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan. Each Stock Option Agreement shall set forth the number of shares of Stock that may be purchased upon exercise thereof, the Stock Option Price, the duration of the Stock Option, the time or times at which or the events or conditions upon the occurrence of which the Stock Option shall become exercisable as to all or any portion of the shares of Stock covered thereby, and any other terms and conditions determined by the Committee. If the Optionee fails to sign and deliver an original of the Stock Option Agreement to the Company within thirty days after such agreement has been delivered to the Optionee, the Stock Option granted by such Stock Option Agreement shall automatically terminate at the end of such thirty-day period (unless the Committee otherwise determines).

4.6 PERIOD OF GRANT. No Stock Option shall be granted under this Plan after ten years from the date this Plan is adopted by the Board or approved by the stockholders of the Company (whichever is earlier). Stock Options outstanding ten years or more after the effective date of the Plan shall continue to be governed by the provisions of this Plan.

4.7 TERMS. The Committee may impose such terms and conditions upon the exercise of a Stock Option as the Committee shall deem appropriate, in its discretion. Without limitation, these provisions include all matters relating to granting, vesting, exercise, payment and termination of any Stock Option. Any such provision shall be set forth in the Stock Option Agreement between the Company and an Optionee.


ARTICLE 5:  EXERCISE OF STOCK OPTIONS

5.1 TIME OF EXERCISE. Any Stock Option granted under this Plan shall be exercisable at any time or times within the period specified in the Stock Option Agreement, which period shall not be more than ten years from the Date of Grant. The provisions on exercise of the Stock Option, including any provision on earlier termination, shall be as determined by the Committee. If any Stock Option is not exercised during the applicable





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exercise period, it shall automatically expire as of the expiration of such period and shall be of no further force or effect.

5.2 MANNER OF EXERCISE. Each exercise of a Stock Option, in whole or in part, shall be made by the Optionee's delivery of written notice of such exercise to the Company, a form of which shall be attached to each Stock Option Agreement. Such notice shall be signed by the Optionee, shall specifically identify the Stock Option being exercised and shall set forth the number of shares of Stock with respect to which the Stock Option is being exercised. The notice of exercise shall be accompanied by payment in full of the Stock Option Price by any of the methods or any combination of the methods set forth in 5.3 below. The Stock Option shall be deemed to have been exercised on the first day when the Company has received both the notice of exercise and the Stock Option Price and the Optionee has complied with the requirements of 5.4 and any other requirements of the Stock Option Agreement. Within ten days after the exercise of the Stock Option, the Company shall cause a certificate representing the Stock issuable as a result of such exercise, registered in the name of the Optionee, to be sent to the Optionee at the Optionee's address as reflected on the records of the Company. The Stock Option shall continue with respect to any remaining shares subject to the Stock Option as to which exercise and payment has not yet been made, subject to the terms of the applicable Stock Option Agreement.

5.3 PAYMENT OF STOCK OPTION PRICE. Unless the Stock Option Agreement otherwise provides or unless the Committee otherwise determines, the Stock Option Price shall be paid by the Optionee in cash, by bank cashier's check or by delivery to the Company of certificates representing shares of Stock then owned by the Optionee having a Fair Market Value as of the date the Stock Option is exercised equal to the Stock Option Price of the Stock for which the Stock Option is being exercised, duly endorsed for transfer to the Company. The Company may, but shall not be required to, cooperate in such manner as the Optionee may reasonably request to effect a broker-assisted cashless exercise of a Stock Option, including delivering the certificates for the Stock issuable upon exercise of the Stock Option to a broker designated by the Optionee and entering into any agreement relating thereto.

5.4 STOCK ISSUANCE. If the Stock subject to a Stock Option has not been registered under the Securities Act at the time the Stock Option is exercised, such Stock shall be issued only upon delivery by the Optionee to the Company of an investment letter signed by the Optionee, in such form as the Committee may from time to time determine and containing such representations, warranties and covenants as the Committee may deem necessary to establish the availability of an exemption from the registration requirements of the Securities Act and all applicable state securities laws. Notwithstanding any other provision of the Plan or any Stock Option Agreement, the Company shall not be obligated to sell any Stock pursuant to a Stock Option Agreement unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Stock have been approved by the Company's counsel.





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The Company shall use its best efforts to effect any such compliance, and the
Optionee shall take any action reasonably requested by the Company in connection therewith; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act or any state securities law to satisfy its obligation to use its best efforts to effect such compliance.

5.5 EMPLOYMENT TERMINATION. Every Stock Option granted under this Plan shall terminate as set forth in the Optionee's Stock Option Agreement.

5.6 LEAVE OF ABSENCE: For purposes of this Plan, employment of an Optionee shall be treated as continuing intact while such person is on sick leave, military leave or other Company-approved leave of absence if the period of such leave does not exceed ninety days. If such person's leave exceeds ninety days, employment shall be treated as terminated for purposes of this Plan on the ninety-first day of such leave unless such person's right of continued employment is guaranteed either by statute or contract.


ARTICLE 6:  INCENTIVE STOCK OPTIONS

6.1 RESTRICTIONS ON TERMS. Notwithstanding any other provision of the Plan, the terms of Incentive Stock Options shall be subject to the following restrictions:

[a] The aggregate Fair Market Value of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee in any calendar year, under the Plan and all other plans of the Company or its Parent or Subsidiaries, shall not exceed $100,000. For that purpose, Fair Market Value shall be determined as of the Date of Grant of each Stock Option.

[b] The Stock Option Price of an Incentive Stock Option shall not be less than: [i] in the case of an Incentive Stock Option issued to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the Fair Market Value of the Stock on the Date of Grant and [ii] in all other cases, the Fair Market value of the Stock on the Date of Grant.

[c] Any Incentive Stock Option granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must expire not later than five years after the Date of Grant.

[d] Each Stock Option Agreement for an Incentive Stock Option shall provide as follows with respect to the exercise of the Incentive Stock Option upon the termination of employment, death or disability of the Optionee:
       [i] if the Optionee dies or becomes disabled (within the meaning of Code
       Section 22(e)) during the term of the Incentive Stock Option while still employed, or within the three-month period referred to in clause [ii], the Incentive Stock Option may be





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       exercised by those entitled to do so under the Optionee's will or under applicable law within twelve months following the Optionee's death or disability, but not thereafter; provided that such exercise must occur prior to the expiration of the Incentive Stock Option and the Incentive Stock Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of the Optionee's death or disability; and [ii] if the employment of the Optionee is terminated (which for this purpose means that the Optionee is no longer employed by the Company or by any Subsidiary) within the term of the Incentive Stock Option for any reason other than the Optionee's death or disability, the Incentive Stock Option may be exercised by the Optionee within three months following the date of such termination, but not thereafter; provided that such exercise must occur prior to the expiration of the Incentive Stock Option and the Incentive Stock Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of termination of the Optionee's employment.


ARTICLE 7:  EFFECT OF CERTAIN CORPORATE ACTIONS

7.1 STOCK SPLITS. The number of shares and purchase price of Stock previously made subject to Stock Options and the aggregate number of shares available for issuance under the Plan shall be proportionately adjusted in the event of any stock dividend, stock split, reverse stock split or other division or combination of outstanding shares of Stock as determined by the Committee.

7.2 MERGERS. In the event of a merger or consolidation to which the Company is a party and as a result of which the stockholders of the Company immediately prior to the transaction will own less than a majority of the combined voting power and ownership interest of the surviving corporation immediately after the transaction [i] all outstanding Stock Options, whether or not otherwise exercisable, shall become fully exercisable in respect of all Stock covered thereby immediately prior to the effective time of the transaction, contingent upon the consummation of the transaction, and [ii] any Stock Options not exercised prior to the transaction shall automatically terminate at the effective time of the transaction. The Committee shall make such arrangements as it deems appropriate to allow Optionees to exercise their Stock Options contingent upon the consummation of the transaction, including, without limitation, establishing a cut-off date in advance of the effective time of the transaction by which Stock Options must be exercised. In the event that the transaction is not ultimately consummated, all exercises of Stock Options pursuant to this provision shall be of no force or effect, the Company shall return to the Optionees all notices of exercise, payments and other documents received by it in connection with such exercise and all Stock Options shall be exercisable only in accordance with their original terms.

7.3 SALE OF ASSETS; LIQUIDATION. In the event of a sale of all or substantially all of the property of the Company, or the dissolution or liquidation of the Company, the





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Committee may, in its discretion, take such action with respect to outstanding
Stock Options as it deems appropriate, including, without limitation [i] accelerating the exercisability thereof, subject to such procedures and conditions as it may determine, [ii] providing for the termination of all unexercised Stock Options as of the effective date of the transaction, [iii] providing for the conversion of outstanding Stock Options into options or other rights to acquire stock or other securities or property of any entity acquiring all or any portion of the Company's property in the transaction, or any affiliate of such entity, for a price and on terms deemed reasonable by the Committee in its sole discretion, or [iv] making cash payments to Optionees in settlement of their Stock Option in an amount equal to the difference between the Fair Market Value of the Stock for which they are then exercisable, or for all of the Stock covered thereby, as the Committee may determine, and the Stock Option Price thereof. The Committee shall not be required to take any of the foregoing actions and shall not be required to treat all outstanding Stock Options in the same manner.

7.4 FRACTIONAL SHARES. If, upon any exercise of a Stock Option, a fractional share of Stock would otherwise be issuable, the Company shall, in lieu of issuing the fractional share, pay the Optionee in cash the Fair Market Value thereof as of the date the Stock Option was exercised.


ARTICLE 8:  GENERAL PROVISIONS

8.1 Section 83(B) ELECTION. If the Stock issued upon exercise of a Stock Option is, under the terms of the Stock Option Agreement, subject to a substantial risk of forfeiture (as that term is defined under Section 83 of the Code and applicable Treasury Regulations), and the Optionee makes an election under Section 83(b) of the Code to include in gross income (as compensation) the excess, if any, of the fair market value of such Stock over the Stock Option Price, the Optionee shall give timely notice to the Company of the statement required by the Treasury Regulations under Section 83 of the Code.

8.2 WITHHOLDING. Whenever compensation income is recognized by an Optionee with respect to a Stock Option, the Company may require the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company or any Subsidiary is required to withhold with respect to the issuance of such Stock. The Committee, in its sole discretion, may permit the Optionee to pay all or any portion of such tax withholding by transferring to the Company, or directing the Company to withhold from Stock otherwise issuable to such Optionee, shares of Stock having a Fair Market Value equal to the amount to be so paid, determined as of the date of exercise. To the extent the required withholding tax payment is not timely made by the Optionee, the Company or any Subsidiary may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Committee determines.





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8.3  NO EMPLOYMENT RIGHT.  Nothing in this Plan shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to discharge the Optionee at any time for any reason whatsoever, with or without cause (subject to any employment agreement between the Company or any Subsidiary and the Optionee). Neither the existence of this Plan, nor the grant or termination of any Stock Option under it, shall be the basis of any claim for damages or otherwise by an Optionee upon his or her termination of employment.

8.4 NO STOCKHOLDER RIGHTS. Prior to the issuance or transfer of Stock to the Optionee following the exercise of a Stock Option, an Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to any Stock Option granted to such person under this Plan. Except as provided in 7.1, no adjustment shall be made in the number of shares of Stock issued to an Optionee, or in any other rights of the Optionee upon exercise of a Stock Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of issuance of Stock pursuant to a Stock Option.

8.5 TRANSFERABILITY RESTRICTIONS; REPURCHASE RIGHTS. No Stock Option, and no other rights acquired by an Optionee under this Plan, shall be assignable or transferable by an Optionee and all such rights are exercisable, during such person's lifetime, only by the Optionee; provided, however, that (i) the Committee may authorize the assignment or transfer of a Stock Option in its sole discretion and subject to such terms, conditions and restrictions as it deems appropriate and (ii) in the event the Optionee's Stock Option Agreement expressly permits the Stock Option to be exercised after the Optionee's death or disability, the Optionee's heirs or legal representatives, as the case may be, may exercise the Stock Option in accordance with, and subject to all of the terms and conditions of, this Plan and the Optionee's Stock Option Agreement. Any assignment, transfer, pledge, hypothecation or other disposition of any Stock Option contrary to the provisions of this Plan, and any levy of any attachment or similar process upon a Stock Option, shall be null and void and without effect. Upon the occurrence of such an event, the Committee may, in its discretion, terminate the Stock Option. The Company may impose such transfer restrictions (not otherwise expressly provided for in this Plan) and repurchase rights on the Stock as the Committee may from time to time deem appropriate. Such transfer restrictions and repurchase rights shall be set forth in the Optionee's Stock Option Agreement or in another written agreement between the Optionee and the Company.

8.6 OTHER EMPLOYEE BENEFITS. By acceptance of the grant of a Stock Option, the Optionee shall be deemed to have agreed that such Stock Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Optionee shall be deemed to have agreed that such Stock Option will not affect the amount of any life insurance





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coverage, if any, provided by the Company or any Subsidiary on the life of the
Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

8.7 NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitation on the power or authority of the Board to grant options to purchase Stock or other securities of the Company to any employee of the Company outside the Plan.

8.8 SPECIAL GRANTS TO DIRECTORS. Notwithstanding any other provision of this Plan, the Committee may grant a Non-Statutory Stock Option under the Plan to a person who is or has been elected or appointed to become a member of the Board, even though such person is not an employee of the Company or a Subsidiary. All of the provisions of this Plan applicable to Non-Statutory Stock Options shall apply to any such grant.

8.9 DELIVERY. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission).

8.10 AMENDMENT. The Board may from time to time alter, amend, suspend or discontinue this Plan; provided, however, any amendment or modification that is required to be approved by the stockholders to enable the Plan to satisfy any applicable statutory or regulatory requirements shall be subject to such approval as may be required by the statute or regulation. However, no such action shall adversely affect the rights and obligations with respect to Stock Options which are then outstanding under this Plan.

8.11 EFFECTIVE DATE. This Plan has been adopted by the Board on September 19, 1997 and became effective on _________ __, 1997.





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